                                                                 EXHIBIT 10.25

                                1ST AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 18th day of August, 1998, between NICHOLAS A. TILIACOS, a Washington resident ("Executive"), and MOSAIX, INC., a Washington corporation ("Company").

The parties agree as follows:

1.       AMENDMENT OF PRIOR AGREEMENT.

This Agreement amends that certain "Executive Employment Agreement" dated as of February 5, 1998 between Executive and the Company. Except as expressly provided herein, the terms and conditions of that agreement remain in effect between the parties, and defined terms therein shall have the same meaning when used in this Agreement.

2.       SEVERANCE PAYMENTS.

Section 8 of the Executive Employment Agreement is hereby amended so that, in the event Executive terminates his employment for Good Reason, or if the Company terminates employment without cause following a Corporate Transaction, the Company shall be obligated to pay to Executive his then regular base salary for a period of two years after the effective date of termination of employment (as opposed to 12 months, as originally provided). This amendment will not apply in the event of any termination unrelated to a Corporate Transaction.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement as of the date above first written.

EXECUTIVE:                         COMPANY:

                                   MOSAIX, INC.,
                                   a Washington Corporation


/s/ Nicholas A. Tiliacos           By: /s/ Wm. Bradford Weller
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NICHOLAS A. TILIACOS                   Wm. Bradford Weller
                                       Its General Counsel & Assistant Secretary